KRAMER LEVIN NAFTALIS & FRANKEL LLP


                                         February 23, 2006


North American Government Bond Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York  10022

               Re: North American Government Bond Fund, Inc. Post-Effective Amendment No. 19 File No. 33-53598;
                        ICA NO. 811-7292

Gentlemen:

     We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 19 to Registration Statement No. 33-53598 on Form N-1A.



                                         Very truly yours,



                                         /s/ Kramer Levin Naftalis & Frankel LLP




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